UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

December 5, 2007
Date of Report (Date of earliest event reported)

TAPIMMUNE INC.
(Exact name of registrant as specified in its charter)

Nevada	000-27239	88-0277072
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Unit 2 - 3590 West 41st Avenue, Vancouver, British Columbia, Canada	V6N 3E6
(Address of principal executive offices)	(Zip Code)

(604) 264-8274
Registrant’s telephone number, including area code

TapImmune Inc.
202-3590 West 41st Ave, Vancouver, British Columbia, Canada, V6N 3E6
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
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SECTION 8 - OTHER EVENTS

Item 8.01	Other Events

In further reference to the Company’s previous Form 8-K dated October 25, 2007, the Company received notice on November 28, 2007, from the U.S. Patent and Trademark Office that its petition to revive U.S. Patent Appln. No. 10/046,542 has been granted. U.S. Patent Appln No. 10/046,542 is considered a key patent application for the Company, as it describes a preferable delivery method for the TAP gene sequences and serves as the basis for further expansion of the Company’s technology. The Company has engaged substitute United States patent counsel, the firm Rissman, Hendricks, Jobse & Oliverio, of Boston, Massachusetts, which has obtained this revival, and which will now proceed to prepare and submit additional claims with respect to U.S. Patent Appln. No. 10/046,542, including filing further continuations thereto. The Company is effecting a full transfer of its files and pending matters at the U.S. Patent and Trademark Office from its former counsel to replacement counsel.

SECTION 2 - FINANCIAL INFORMATION

Item 2.01 Creation of a Direct Financial Obligation

On December 3, 2007, the Company entered into a Loan and Security Agreement and related transaction documents, including Promissory Notes, a Subsidiary Guarantee, Common Stock Purchase Warrants, with certain secured parties, by which the secured parties shall advance a loan in aggregate of up to $445,000 in principal amount of secured promissory notes due on May 31, 2008, with a principal amount equal to 113.6% of each secured party’s subscription amount. The Company shall also deliver a warrant to each secured party to purchase up to a number of shares of Common Stock equal to such secured party’s principal amount of notes purchased thereunder divided by $0.25. The notes shall be prepaid if the Company receives funds from a sale or series of sales of any debt or Common Stock or Common Stock Equivalents in the aggregate of $2,000,000 or more. Under the terms of the Loan and Security Agreement, the Company granted a first priority security interest in Company collateral, including, but not limited to: (i) all goods, including machinery and inventory; (ii) all contract rights and other general intangibles; (iii) all accounts, together with all instruments, etc., (iv) all documents, letter of credit rights, instruments and chattel paper; (v) all commercial tort claims; (vi) all deposit accounts and all cash; (vii) all investment property; (viii) all supporting obligations; (ix) all files, records, books of account, business papers, and computer programs; and (x) the products and proceeds of all of the foregoing.

Carter Securities, LLC, a FINRA member firm acted as placement agent for the transaction.

SECTION 9 - FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01 Financial Statements and Exhibits.

(a) Financial statements of business acquired.

Not applicable.

(b) Pro forma financial information.

Not applicable.

(c) Shell company transactions.

Not applicable.

(d) Exhibits.

Not applicable.

Investors are cautioned that trading in the securities of the Company should be considered highly speculative. No exchange, over-the-counter market or regulatory authority has in any way either approved or disapproved of the contents of this Current Report.
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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TAPIMMUNE INC.
DATE: December 5, 2007.	By: /s/ Denis Corin ______________________________________ Denis Corin President, Chief Executive Officer and Principal Executive Officer
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